Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1, of our report dated October 9, 2020, relating to the balance sheet of Spartan Acquisition Corp. II as of August 18, 2020, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from August 17, 2020 (inception) through August 18, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
October 16, 2020